                                                                      Exhibit 99

                         [Subscription Agent Agreement]



                                 July 31, 1996


American Stock Transfer
  & Trust Company
40 Wall Street
New York, New York 10005

Gentlemen:

     In connection with your appointment as Subscription Agent in the transaction described herein, Rally's Hamburgers, Inc. (the "Company"), a Delaware corporation, hereby confirms its arrangements with you as follows:

     1.   RIGHTS OFFERING.  The Company is offering (the "Rights Offering") to
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the holders of shares of its Common Stock, par value $.10 per share ("Common
Stock"), on July 31, 1996 (the "Record Date"), the right ("Rights") to subscribe for Units ("Units"), each Unit consisting of one share Common Stock ("Common Share") and a warrant to purchase an additional Common Share. Except as set forth under Paragraphs 8 and 9 below, Rights shall cease to be exercisable at 5:00 p.m., New York City time, on August 30, 1996 or such later date of which the Company notifies you orally and confirms in writing (the "Expiration Date"). One Right is being issued for each Common Share held on the Record Date. Four and one-half Rights and payment in full of the subscription price of $3.00 (the "Subscription Price") are required to subscribe for one Unit. Rights are evidenced by transferable subscription certificates in registered form ("Subscription Certificates"). Each holder of Subscription Certificate(s) who exercises the holder's right to subscribe for all Units that can be subscribed for with the Rights evidenced by such Subscription Certificate(s) (the "Basic Subscription Right") will have the right to subscribe for additional Units, if any, available as a result of any unexercised Rights (such additional subscription right being referred to hereafter as the "Additional Subscription Privilege"). The Rights Offering will be conducted in the manner and upon the terms set forth in the Company's Prospectus dated July 31, 1996 (the "Prospectus"), which is incorporated herein by reference and made a part hereof as if set forth in full herein.

     2.   APPOINTMENT OF SUBSCRIPTION AGENT.  You are hereby appointed as
          ---------------------------------
Subscription Agent to effect the Rights Offering in accordance with the Prospectus. Each reference to you in this letter is to you in your capacity as Subscription Agent unless the context indicates otherwise.

American Stock Transfer
  & Trust Company
July 31, 1996
Page 2


     3.   DELIVERY OF DOCUMENTS.  Enclosed herewith are the following, the
          ---------------------
receipt of which you acknowledge by your execution hereof:

          (a)  a copy of the Prospectus;

          (b)  the form of Subscription Certificate (with instructions);

          (c) resolutions adopted by the Board of Directors of the Company in connection with the Rights Offering, certified by the Secretary of the Company; and

          (d)  Notice of Guaranteed Delivery.

     On or before August 5, 1996, you shall mail or cause to be mailed to each holder of Common Shares at the close of business on the Record Date a Subscription Certificate evidencing the Rights to which such holder is entitled, a Notice of Guaranteed Delivery, a Prospectus and an envelope addressed to you. Prior to mailing, the Company will provide you with blank Subscription Certificates which you will prepare and issue in the names of holders of Common Shares of record at the close of business on the Record Date and for the number of Rights to which they are entitled. The Company will also provide you with a sufficient number of copies of each of the documents to be mailed with the Subscription Certificates. Immediately after the Subscription Certificates are mailed, you shall execute and deliver to the Company a certificate in the form of Exhibit A hereto.

     4.   SUBSCRIPTION PROCEDURE.
          ----------------------

          (a) Upon your receipt prior to 5:00 p.m., New York City time, on the Expiration Date (by mail or delivery), as Subscription Agent, of (i) any Subscription Certificate completed and endorsed for exercise, as provided on the reverse side of the Subscription Certificate (except as provided in paragraph 8 hereof), and (ii) payment in full of the Subscription Price in U.S. funds by check, bank draft or money order payable at par (without deduction for bank service charges or otherwise) to the order of American Stock Transfer & Trust Company, you shall as soon as practicable after the Expiration Date, but after performing the procedures described in subparagraphs (b) and (c), below (which is anticipated to be the fifth business day thereafter) mail to the subscriber's registered address on the books of the Company certificates representing one Common Share

American Stock Transfer
  & Trust Company
July 31, 1996
Page 3


and one Warrant for each Unit duly subscribed for (pursuant to the Basic Subscription Right and the Additional Subscription Privilege) and furnish a list of all such information to the Company.

          (b) As soon as practicable after the Expiration Date you shall calculate the number of Units to which each subscriber is entitled pursuant to the Additional Subscription Privilege. The Additional Subscription Privilege may only be exercised by holders who subscribe to all the Units that can be subscribed for under the Basic Subscription Right. The Units available for additional subscriptions will be those that have not been subscribed and paid for pursuant to the Basic Subscription Right (the "Remaining Units"). Where there are sufficient Remaining Units to satisfy all additional subscriptions by holders exercising their rights under the Additional Subscription Privilege, each holder shall be allotted the number of additional Units subscribed for. If the aggregate number of Units subscribed for under the Additional Subscription Privilege exceeds the number of Remaining Units, the number of Remaining Units allotted to each participant in the Additional Subscription Privilege shall be the product (disregarding fractions) obtained by multiplying the number of Remaining Units by a fraction of which the numerator is the number of Units subscribed for by that participant under the Additional Subscription Privilege and the denominator is the aggregate number of Remaining Units. Any fractional Unit to which persons exercising their Additional Subscription Privilege would otherwise be entitled pursuant to such allocation shall be rounded down to the next whole Unit.

          (c) Upon calculating the number of Units to which each subscriber is entitled pursuant to the Additional Subscription Privilege and the amount overpaid, if any, by each subscriber, you shall, as soon as practicable, (i) furnish a list of all such information to the Company and (ii) inform holders of Subscription Certificates who participated in the Additional Subscription Privilege of the number of additional Units, if any, allotted to them.

American Stock Transfer
  & Trust Company
July 31, 1996
Page 4


          (d) Upon calculating the number of Units to which each subscriber is entitled pursuant to the Additional Subscription Privilege and assuming payment for the additional Units subscribed for has been delivered, you shall mail, as contemplated in subparagraph (a) above, certificates representing the additional Common Shares and Warrants the subscriber has been allotted. If a lesser number of Units is allotted to a subscriber under the Additional Subscription Privilege than the subscriber has tendered payment for, you shall remit the difference to the subscriber without interest or deduction at the same time as certificates representing the Common Shares and Warrants allotted pursuant to the Additional Subscription Privilege are mailed.

          (e) Funds received by you pursuant to the Basic Subscription Right and the Additional Subscription Privilege shall be held by you in a segregated interest-bearing account. Upon mailing certificates representing the Common Shares and the Warrants and refunding subscribers for additional Units subscribed for but not allocated, if any, you shall promptly remit to the Company all funds received in payment of the Subscription Price for Units sold in the Rights Offering.

     5.  PURCHASE, SALE OR TRANSFER OF RIGHTS.  Until 5:00 p.m., New York City
         ------------------------------------
time, on the 5th business day prior to the Expiration Date, you shall facilitate purchases, sales or transfers of Subscription Certificates by issuing new Subscription Certificates in accordance with the instructions set forth on the reverse side of the Subscription Certificates.

     6.  DIVIDING OR COMBINING SUBSCRIPTION CERTIFICATES.  Until 5:00 p.m., New
         -----------------------------------------------
York City time, on the 5th business day prior to the Expiration Date, a Subscription Certificate may be exchanged for two or more new Subscription Certificates and two or more Subscription Certificates may be exchanged for a new Subscription Certificate representing in each case a number of Rights aggregating the same numbers of Rights evidenced by the original Subscription Certificate or Subscription Certificates by completing and signing the appropriate form on the reverse side of such Subscription Certificate and surrendering them to you.

     7.  DEFECTIVE EXERCISE OF RIGHTS; LOST SUBSCRIPTION CERTIFICATES.  The
         ------------------------------------------------------------
Company shall have the absolute right to

American Stock Transfer
  & Trust Company
July 31, 1996
Page 5


reject any defective exercise of Rights or to waive any defect in exercise. Unless requested to do so by the Company, you shall not be under any duty to give notification to holders of Subscription Certificates of any defects or irregularities in subscriptions. Subscriptions will not be deemed to have been made until any such defects or irregularities have been cured or waived within such time as the company shall determine. You shall as soon as practicable return Subscription Certificates with the defects or irregularities which have not been cured or waived to the holder of the Rights. If any Subscription Certificate is alleged to have been lost, stolen or destroyed, you should follow the same procedures followed for lost stock certificates representing Common Shares you use in your capacity as transfer agent for the Company's Common Shares.

     8.  LATE DELIVERY.  If prior to 5:00 p.m., New York City time, on the
         -------------
Expiration Date you receive (i) payment in full of the Subscription Price for the Units being subscribed for and (ii) a guarantee notice substantially in the form of the Notice of Guaranteed Delivery delivered with the Subscription Certificate, from a financial institution having an office or correspondent in the United States, or a member firm of any registered United States national securities exchange or of the National Association of Securities Dealers, Inc. stating the certificate number of the Subscription Certificate relating to the Rights, the name and address of the exercising shareholder, the number of Rights represented by the Subscription Certificate held by such exercising shareholder, the number of Units being subscribed for pursuant to the Rights and guaranteeing the delivery to you of the Subscription Certificate evidencing such Rights within three NASDAQ National Market ("NNM") trading days following the date of the Notice of Guaranteed Delivery, then the Rights may be exercised even though the Subscription Certificate was not delivered to you prior to 5:00 p.m., New York City time, on the Expiration Date, provided that within three NNM trading days following the date of the Notice of Guaranteed Delivery you receive the properly completed Subscription Certificate evidencing the Rights being exercised, with signatures guaranteed if required.

     9.  DELIVERY.  You shall deliver to the Company the exercised Subscription
         --------
Certificates in accordance with written directions received from the Company and shall deliver to the subscribers who have duly exercised Rights at their registered addresses certificates representing Common Shares and Warrants as instructed on the reverse side of the Subscription Certificates.

American Stock Transfer
  & Trust Company
July 31, 1996
Page 6


     10.  REPORTS.  You shall notify the Company by telephone on or before the
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close of business on each business day during the period commencing with the mailing of the Rights and ending at the Expiration Date (and in the case of guaranteed deliveries ending three NNM trading days after the Expiration Date) (a "daily notice"), which notice shall thereafter be confirmed in writing, of
(i) the number of Rights exercised on the day covered by such daily notice, (ii) the number of Rights subject to guaranteed exercises on the day covered by such daily notice, (iii) the number of Rights for which defective exercises have been received on the day covered by such daily notice, and (iv) the cumulative total of the information set forth in clauses (i) through (iii) above, all without regard to the Additional Subscription Privilege. At or before 5:00 p.m., New York City time, on the first NNM trading day following the Expiration Date you shall certify in writing to the Company the cumulative total through the Expiration Date of all the information set forth in clauses (i) through (iii) above. At or before 10:00 a.m., New York City time, on the fifth NNM trading day following the Expiration Date you will execute and deliver to the Company a certificate setting forth the number of Rights exercised pursuant to a Notice of Guaranteed Delivery and as to which Subscription Certificates have been timely received. You shall also maintain and update a listing of holders who have fully or partially exercised their Rights, holders who have transferred their Rights and their transferrees, and holders who have not exercised their Rights. You shall provide the Company or its designees with such information compiled by you pursuant to this paragraph 10 as any of them shall request.

     11.  FUTURE INSTRUCTIONS.  With respect to notices or instructions to be
          -------------------
provided by the Company hereunder, you may rely and act on any written instruction signed by any one or more of the following authorized officers or employees of the Company: Mr. Michael Foss, Mr. Evan Hughes or Mr. Mark Noltemeyer.

     12.  PAYMENT OF EXPENSES.  The Company will pay you compensation for acting
          -------------------
in your capacity as Subscription Agent hereunder in the amount of $12,500.

     13.  COUNSEL.  You may consult with counsel satisfactory to you, which may
          -------
be counsel to the Company, and the written advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by you hereunder in good faith and in accordance with such advice or opinion of such counsel.

American Stock Transfer
  & Trust Company
July 31, 1996
Page 7


     14.  INDEMNIFICATION.  The Company covenants and agrees to indemnify and
          ---------------
hold you harmless against any costs, expenses (including reasonable fees or legal counsel), losses or damages, which may be paid, incurred or suffered by or to which you may become subject, arising from or out of, directly or indirectly, any claim or liability resulting from your actions as Subscription Agent pursuant hereto; provided that such covenant and agreement does not extend to
                 --------
such costs, expenses, losses and damages incurred or suffered by you as a result of, or arising out of, your own negligence, misconduct or bad faith or that of any employees, agents or independent contractors used by you in connection with performance of your duties as Subscription Agent hereunder.

     15.  NOTICES.  Unless otherwise provided herein, all reports, notices and
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other communications required or permitted to be given hereunder shall be in writing and delivered by hand or confirmed telecopy or by first class U. S. mail, postage prepaid, shall be deemed given if by hand or telecopy, upon receipt or if by mail, three business days after deposit in the U.S. mail and shall be addressed as follows:

          (a)  If to the Company, to:

               RALLY'S HAMBURGERS, INC.
               10002 Shelbyville Road, Suite 150
               Louisville, Kentucky  40223
               Attention:  Donald E. Doyle,
                           President and Chief Executive Officer

               Telephone:  (502) 245-8900
               Telecopy:   (502) 245-8680


          (b)  If to you, to:

               American Stock Transfer & Trust Company
               40 Wall Street
               New York, N.Y.  10005
               Attention:  George Karfunkel

               Telephone:  (718) 921-8200
               Telecopy:   (718) 236-4588

American Stock Transfer
  & Trust Company
July 31, 1996
Page 8


     If the foregoing is in accordance with your understanding of our arrangements, please sign and return the enclosed duplicate of this letter.

                         Very truly yours,



                         By: ____________________________________
                              Mr. Donald E. Doyle
                              President and Chief
                              Executive Officer

American Stock Transfer
  & Trust Company
July 31, 1996
Page 9


     The foregoing is in accordance with our understanding and is hereby confirmed and accepted.

                         AMERICAN STOCK TRANSFER & TRUST COMPANY



                         By:  ___________________________________
                              Name:
                              Title:


Dated:  July 31, 1996

                                   EXHIBIT A
                                   ---------


                       CERTIFICATE OF SUBSCRIPTION AGENT



     American Stock Transfer & Trust Company (the "Subscription Agent") does hereby certify that:

          1. The Subscription Agent has been duly appointed and authorized to act as Subscription Agent in connection with the issuance of rights (the "Rights") to subscribe for the purchase of Units ("Units"), each Unit consisting of a share of the common stock (par value $.10 per share) (the "Common Share"), and a warrant to purchase an additional Common Share of Rally's Hamburgers, Inc., a Delaware corporation (the "Company").

          2. As of the close of business on July 31, 1996 there were 15,678,335 Common Shares issued and outstanding.

          3. As such Subscription Agent, it has this date issued, countersigned and mailed Subscription Certificates evidencing 15,678,335 Rights pursuant to the written order of the Company.

          4. Said Subscription Certificates were signed by duly authorized offices of the Company their facsimile signatures and countersigned on behalf of the Subscription Agent by authorized officers of the Subscription Agent who were at the time of affixing their signatures and still are duly authorized to countersign such Subscription Certificates.


Dated:  _________________, 1996

                                 AMERICAN STOCK TRANSFER & TRUST COMPANY



                                 By:  ___________________________________
                                      Authorized Officer